UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report: October 18, 2011

Date of Earliest Event Reported: October 13, 2011

PREGIS HOLDING II CORPORATION

1650 Lake Cook Road, Suite 400

Deerfield, IL 60015

(Address of principal executive offices) (Zip Code)

(847) 597-2200

(Registrants’ telephone number, including area code)

Commission File Number	Exact name of registrant as specified in its charter	IRS Employer Identification No.	State or other jurisdiction of incorporation
333-130353-04	Pregis Holding II Corporation	20-3321581	Delaware

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

On October 13, 2011, we, through our wholly owned subsidiary Pregis Corporation, entered into a Purchase Agreement (Agreement) with an affiliate of Sun Capital Partners, Inc. to sell our Kobusch-Sengewald business.

Kobusch-Sengewald is a leading supplier of specialized flexible packaging films for the food, consumer goods, and medical industries, along with semi-rigid and rigid packaging solutions for the high-end food market. Kobusch-Sengewald operates six manufacturing sites, with two in Germany, three in the U.K., and one in Egypt.

By the terms of the Agreement, which contains customary representations and warranties, we will sell Kobusch-Sengewald for a price of €160 million, subject to the adjustments set forth in the Agreement. The relevant Sun Capital Partners’ affiliate will bridge the financing of the transaction, and we expect to close in the fourth quarter of 2011.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed as part of this current report on Form 8-K:

Exhibit Number	Description

Exhibit 99.1	Pregis Holding II Corporation Press Release dated October 14, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PREGIS HOLDING II CORPORATION

By	/s/ D. Keith LaVanway
D. Keith LaVanway Vice President and Chief Financial Officer

Date: October 18, 2011